UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 9, 2021 (February 8, 2021)

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-04802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.174% Notes due June 4, 2021	BDX/21	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 8.01 Other Events.

U.S. Dollar Notes Offering

On February 8, 2021, Becton, Dickinson and Company (“BD”) entered into an underwriting agreement (the “U.S. Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (the “U.S. Underwriters”), in connection with the offer and sale by BD to the U.S. Underwriters (the “U.S. Offering”) of $1.0 billion aggregate principal amount of 1.957% Notes due 2031 (the “U.S. Notes”).

BD expects to use the net proceeds of the U.S. Offering, together with cash on hand, to repay the entire $1.0 billion aggregate principal amount outstanding of its 3.125% Notes due 2021 (the “3.125% Dollar Notes”), and to pay accrued interest, related premiums, fees and expenses in connection therewith. BD expects that the U.S. Offering will be completed on or about February 11, 2021, subject to customary closing conditions.

Certain of the U.S. Underwriters or their affiliates may hold a portion of the 3.125% Dollar Notes and accordingly may receive a portion of the net proceeds of the U.S. Offering.

The foregoing description of the U.S. Underwriting Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the U.S. Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Euro-Denominated Notes Offering

On February 9, 2021, BD, together with its indirect, wholly-owned subsidiary, Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Becton Finance”), entered into an underwriting agreement (the “Euro Underwriting Agreement”) with Barclays Bank PLC, Citigroup Global Markets Limited., J.P. Morgan Securities plc and Morgan Stanley & Co. International plc and the several other underwriters named therein (the “Euro Underwriters”) in connection with the offer and sale by Becton Finance to the Euro Underwriters (the “Euro Offering”) of €600 million aggregate principal amount of its 1.213% Notes due 2036 (the “Euro Notes”).  The Euro Notes will be fully and unconditionally guaranteed on a senior unsecured basis by BD.

BD and Becton Finance expect to use the net proceeds of the Euro Offering, together with cash on hand, to repay the entire €600 million aggregate principal amount outstanding of the 0.174% Euro Notes due 2021 (the “0.174% Euro Notes”) issued by Becton Finance, and to pay accrued interest, related premiums, fees and expenses in connection therewith. BD expects that the Euro Offering will be completed on or about February 12, 2021, subject to customary closing conditions.

Certain of the Euro Underwriters or their affiliates may hold a portion of the 0.174% Euro Notes and accordingly may receive a portion of the net proceeds of the Euro Offering.

The foregoing description of the Euro Underwriting Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Euro Underwriting Agreement, which is filed as Exhibit 1.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

1.1
Underwriting Agreement, dated February 8, 2021, by and among Becton, Dickinson and Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein.

1.2
Underwriting Agreement, dated February 9, 2021, by and among Becton Dickinson Euro Finance S.à r.l., Becton, Dickinson and Company, Barclays Bank PLC Citigroup Global Markets Limited, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and the several other underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President, Corporate Secretary and Associate General Counsel

Date: February 9, 2021